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                                                                     Exhibit (4)

                          MAINSTAY VP SERIES FUND, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is adopted as of this 17th day of August, 2007, by MainStay VP Series Fund, Inc., a Maryland corporation (the "Company"), on behalf of MainStay VP Income & Growth Portfolio ("Acquired Portfolio") and MainStay VP ICAP Select Equity Portfolio ("Acquiring Portfolio"), each a separate series of the Company.

     WHEREAS, the Company is an open-end, management investment company registered pursuant to the Investment Company Act of 1940 ("1940 Act").

     WHEREAS, the Acquired Portfolio owns securities which generally are assets of the character in which the Acquiring Portfolio is permitted to invest;

     WHEREAS, this Agreement is intended to be, and is adopted as, a plan of reorganization and liquidation described in Section 368(a)(1) of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

     WHEREAS, the contemplated reorganization and liquidation will consist of the (1) transfer of all of the assets of the Acquired Portfolio to the Acquiring Portfolio in exchange solely for shares of the Initial Class and Service Class of the Acquiring Portfolio (the "Acquiring Portfolio Shares"), (2) the assumption by the Acquiring Portfolio of all of the liabilities of the Acquired Portfolio, and (3) the distribution of the Acquiring Portfolio Shares to the shareholders of the Acquired Portfolio in complete liquidation of the Acquired Portfolio, as provided herein (the "Reorganization"), all upon the terms and conditions hereinafter set forth in this Agreement.

     WHEREAS, the Directors of the Company (the "Board of Directors") have determined, with respect to the Acquiring Portfolio, that the exchange of all of the assets of the Acquired Portfolio for Acquiring Portfolio Shares and the assumption of the liabilities of the Acquired Portfolio by the Acquiring Portfolio is in the best interests of the Acquiring Portfolio and its shareholders and that the interests of the existing shareholders of the Acquiring Portfolio would not be diluted as a result of this transaction; and

     WHEREAS, the Board of Directors has determined, with respect to the Acquired Portfolio, that the exchange of all of the assets of the Acquired Portfolio for Acquiring Portfolio Shares, and the assumption of all liabilities of the Acquired Portfolio by the Acquiring Portfolio is in the best interests of the Acquired Portfolio and its shareholders and that the interests of the existing shareholders of the Acquired Portfolio would not be diluted as a result of this transaction.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the Company, on behalf of the Acquiring Portfolio and the Acquired Portfolio separately, hereby covenants and agrees as follows:

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     1. TRANSFER OF ASSETS OF THE ACQUIRED PORTFOLIO TO THE ACQUIRING PORTFOLIO
IN EXCHANGE FOR THE ACQUIRING PORTFOLIO SHARES, THE ASSUMPTION OF ACQUIRED PORTFOLIO LIABILITIES, AND THE LIQUIDATION OF THE ACQUIRED PORTFOLIO

     1.1. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Company will transfer all of the Acquired Portfolio's assets, as set forth in paragraph 1.2, to the Acquiring Portfolio, and the Acquiring Portfolio agrees in exchange therefore: (i) to deliver to the Acquired Portfolio the number of full and fractional Initial Class and Service Class Acquiring Portfolio Shares determined by dividing the value of the Acquired Portfolio's net assets with respect to each class, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Portfolio Share of the same class, computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume all liabilities of the Acquired Portfolio, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

     1.2. The assets of the Acquired Portfolio to be acquired by the Acquiring Portfolio shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Portfolio and any deferred or prepaid expenses shown as an asset on the books of the Acquired Portfolio on the closing date provided for in paragraph 3.1 (the "Closing Date") (collectively, "Assets").

     1.3. The Acquired Portfolio will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date. The Acquiring Portfolio shall assume all of the liabilities of the Acquired Portfolio, whether accrued or contingent, known or unknown, existing at the Valuation Date (as defined in Section 2.1). On or as soon as practicable prior to the Closing Date, the Acquired Portfolio will declare and pay to its shareholders of record one or more dividends and/or other distributions in an amount large enough so that it will have distributed substantially all (and in any event not less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

     1.4. Immediately after the transfer of assets provided for in paragraph 1.1, the Acquired Portfolio will (i) distribute to the Acquired Portfolio's shareholders of record with respect to Initial Class and Service Class shares, determined as of immediately after the close of business on the Closing Date, on a pro rata basis within that class, the Acquiring Portfolio Shares of the same class received by the Acquired Portfolio pursuant to paragraph 1.1; and (ii) completely liquidate. Such distribution and liquidation will be accomplished, with respect to each class of the Acquired Portfolio Shares, by the transfer of the Acquiring Portfolio Shares then credited to the account of the Acquired Portfolio on the books of the Acquiring Portfolio to open accounts on the share records of the Acquiring Portfolio in the names of the Acquired Portfolio shareholders ("Acquired Portfolio Shareholders") of the same class. The aggregate net asset value of the Acquiring Portfolio Shares to be so credited to Acquired Portfolio Shareholders shall, with respect to each class, be equal to the aggregate net asset value of the Acquired


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Portfolio shares of that same class owned by such shareholders on the Closing
Date. All issued and outstanding Acquired Portfolio Shares will simultaneously be canceled on the books of the Acquired Portfolio. The Acquiring Portfolio shall not issue certificates representing the Acquiring Portfolio Shares in connection with the Reorganization.

     1.5. Ownership of Acquiring Portfolio Shares will be shown on the books of the Acquiring Portfolio. Shares of the Acquiring Portfolio will be issued in the manner described in the Acquiring Portfolio's current prospectus.

     1.6. Any reporting responsibility of the Acquired Portfolio including, but not limited to, the responsibility for filing of regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission (the "Commission"), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the Acquired Portfolio's responsibility up to and including the Closing Date.

     2. VALUATION

     2.1. The value of the Assets shall be determined after the declaration of any dividends on the Closing Date as of the time for determining the Acquired Portfolio's net asset value per share as disclosed in the then-current prospectus and statement of additional information with respect to the Acquiring Portfolio using valuation procedures established by the Company's Board of Directors (such time and date being hereinafter called the "Valuation Date").

     2.2. The net asset value of an Acquiring Portfolio Share shall be the net asset value per share computed as of the time for determining the Acquiring Portfolio's net asset value per share on the Closing Date in the manner disclosed in the Acquiring Portfolio's then-current prospectus and statement of additional information using valuation procedures established by the Company's Board of Directors.

     2.3. The number of the Acquiring Portfolio Shares to be issued (including fractional shares, if any) in exchange for the Acquired Portfolio's assets shall be determined with respect to each class by dividing the value of the net assets attributable to each class of shares of the Acquired Portfolio, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of an Acquiring Portfolio Share of the same class, determined in accordance with paragraph 2.2.

     2.4. All computations of value shall be made by New York Life Investment Management LLC and shall be subject to review by the designated valuation committee and by each Portfolio's respective independent accountants.

     3. CLOSING AND CLOSING DATE

     3.1. The Closing Date shall be August 17, 2007, or such other date as the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The "close of business" on the Closing Date shall be as of the closing time of the New


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York Stock Exchange ("NYSE") (usually 4:00 p.m., Eastern time). The Closing shall be held at the offices of the Company or at such other time and/or place as the parties may agree.

     3.2. The Acquired Portfolio shall direct State Street Bank and Trust Company, as custodian for the Acquired Portfolio (the "Custodian"), to deliver, at the Closing, a certificate of an authorized officer stating that (i) the Assets of the Acquired Portfolio have been delivered in proper form to the Acquiring Portfolio within two business days prior to or on the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Portfolio's portfolio securities represented by a certificate or other written instrument shall be transferred and delivered by the Acquired Portfolio as of the Closing Date for the account of the Acquiring Portfolio duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and any securities depository (as defined in Rule 17f-4 under the 1940 Act) in which the Acquired Portfolio's Assets are deposited, the Acquired Portfolio's portfolio securities and instruments deposited with such depositories. The cash to be transferred by the Acquired Portfolio shall be delivered by wire transfer of federal funds on the Closing Date.

     3.3. The Acquired Portfolio shall direct New York Life Insurance and Annuity Corporation ("NYLIAC"), in its capacity as agent for the Acquired Portfolio, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Portfolio Shareholders and the number and percentage ownership of outstanding shares of each class owned by each such shareholder immediately prior to the Closing.

     3.4. In the event that on the Valuation Date (a) the NYSE or another primary trading market for portfolio securities of the Acquiring Portfolio or the Acquired Portfolio shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Directors, an accurate appraisal of the value of the net assets of the Acquiring Portfolio or the Acquired Portfolio is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

     4. REPRESENTATIONS AND WARRANTIES

     4.1. Except as has been fully disclosed to the Acquiring Portfolio in a written instrument executed by an officer of the Company, the Company, on behalf of the Acquired Portfolio, represents and warrants to the Acquiring Portfolio as follows:

          (a) The Acquired Portfolio is duly organized as a series of the Company, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with power to own all of its properties and assets and to carry on its business as contemplated by this Agreement.

          (b) The Company is an open-end investment management company, and its registration with the Commission as an investment company under the 1940 Act, and the registration of


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     shares of the Acquired Portfolio under the Securities Act of 1933 ("1933
     Act"), is in full force and effect.

          (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Portfolio of the transactions contemplated herein, except such as may be required under the state and federal securities laws, including the 1933 Act, the 1934 Act and the 1940 Act.

          (d) Except as otherwise disclosed to and accepted by the Company, on behalf of the Acquiring Portfolio, the current prospectus and statement of additional information of the Acquired Portfolio and each prospectus and statement of additional information of the Acquired Portfolio used during the three years previous to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

          (e) On the Closing Date, the Company, on behalf of the Acquired Portfolio, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Acquiring Portfolio will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Portfolio.

          (f) The Acquired Portfolio is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in
     (i) a material violation of the Company's Articles of Incorporation or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Company, on behalf of the Acquired Portfolio, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Company, on behalf of the Acquired Portfolio, is a party or by which it is bound.

          (g) All material contracts or other commitments of the Acquired Portfolio (other than this Agreement and certain investment contracts) will terminate without liability to the Acquired Portfolio prior to the Closing Date.

          (h) Except as otherwise disclosed in writing to and accepted by the Company, on behalf of the Acquiring Portfolio, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Acquired Portfolio or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Company, on behalf of the Acquired Portfolio, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and


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     adversely affects its business or its ability to consummate the transactions herein contemplated.

          (i) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Portfolio dated December 31, 2006, have been audited by PricewaterhouseCoopers LLP, independent auditors, and are in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied, and such statements present fairly, in all material respects, the financial condition of the Acquired Portfolio as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Portfolio required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

          (j) Since December 31, 2006, there has not been any material adverse change in the Acquired Portfolio's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Portfolio of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Portfolio. For the purposes of this subparagraph (j), a decline in net asset value per share of the Acquired Portfolio due to declines in market values of securities in the Acquired Portfolio's portfolio, the discharge of Acquired Portfolio liabilities, or the redemption of Acquired Portfolio Shares by shareholders of the Acquired Portfolio shall not constitute a material adverse change.

          (k) On the Closing Date, all federal and other tax returns and reports of the Acquired Portfolio required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Portfolio's knowledge, no such returns are currently under audit and no assessment has been asserted with respect to such returns.

          (l) For each taxable year of its operation (including the taxable year ending on the Closing Date), the Acquired Portfolio has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code, will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing Date, before the Closing Date will have declared dividends sufficient to distribute all of its investment company taxable income and net capital gain for the period ending on the Closing Date, and has met the diversification and other requirements of Section 817(h) of the Code and Treasury Regulation section 1.817-5 thereunder.

          (m) All issued and outstanding shares of the Acquired Portfolio are, and on the Closing Date will be, legally issued and outstanding, fully paid and non-assessable by the Company and will have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and


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     state securities laws. All of the issued and outstanding shares of the
     Acquired Portfolio will, at the time of Closing, be held by the persons and in the amounts set forth in the records of NYLIAC, on behalf of the Acquired Portfolio, as provided in paragraph 3.3. The Acquired Portfolio does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Portfolio Shares, nor is there outstanding any security convertible into any of the Acquired Portfolio shares.

          (n) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Directors, on behalf of the Acquired Portfolio, and this Agreement will constitute a valid and binding obligation of the Acquired Portfolio, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

          (o) The information to be furnished by the Acquired Portfolio for use in registration statements and other documents filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

          (p) The combined proxy statement and prospectus ("Proxy Statement") to be included in the Registration Statement referred to in paragraph 5.6, insofar as it relates to the Acquired Portfolio, will, on the effective date of the Registration Statement on Form N-14 ("Registration Statement") and on the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties of this subparagraph (p) shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Portfolio for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.

     4.2. Except as has been fully disclosed to the Acquired Portfolio in a written instrument executed by an officer of the Company, the Company, on behalf of the Acquiring Portfolio, represents and warrants to the Acquired Portfolio as follows:

          (a) The Acquiring Portfolio is duly organized as a series of the Company, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with power under the Company's Articles of Incorporation to own all of its properties and assets and to carry on its business as contemplated by this Agreement.

          (b) The Company is a registered open-end investment company and its registration with the Commission as an investment company under the 1940 Act and the registration of the shares of the Acquired Portfolio under the 1933 Act, is in full force and effect.


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          (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Portfolio of the transactions contemplated herein, except such as may be required under the state and federal securities laws, including the 1933 Act, the 1934 Act and the 1940 Act.

          (d) Except as otherwise disclosed to and accepted by the Company, on behalf of the Acquired Portfolio, the current prospectus and statement of additional information of the Acquiring Portfolio and each prospectus and statement of additional information of the Acquiring Portfolio used during the three years previous to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

          (e) On the Closing Date, the Company, on behalf of the Acquiring Portfolio, will have good and marketable title to the Acquiring Portfolio's assets, free of any liens or other encumbrances, except those liens or encumbrances as to which the Acquired Portfolio has received notice and necessary documentation at or prior to the Closing.

          (f) The Acquiring Portfolio is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in
     (i) a material violation of the Company's Articles of Incorporation or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Company, on behalf of the Acquiring Portfolio, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Company, on behalf of the Acquiring Portfolio, is a party or by which it is bound.

          (g) Except as otherwise disclosed in writing to and accepted by the Company, on behalf of the Acquired Portfolio, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Company, on behalf of the Acquiring Portfolio, or any of the Acquiring Portfolio's properties or assets that, if adversely determined, would materially and adversely affect the Acquiring Portfolio's financial condition or the conduct of the Acquiring Portfolio's business. The Company, on behalf of the Acquiring Portfolio, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

          (h) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets and Schedule of Investments of the Acquiring Portfolio at December 31, 2006, have been audited by PricewaterhouseCoopers LLP, independent auditors, and are in accordance


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     with GAAP consistently applied, and such statements present fairly, in all material respects, the financial condition of the Acquiring Portfolio as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquiring Portfolio required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

          (i) Since December 31, 2006, there has not been any material adverse change in the Acquiring Portfolio's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Portfolio of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Portfolio. For purposes of this subparagraph (i), a decline in net asset value per share of the Acquiring Portfolio due to declines in market values of securities in the Acquiring Portfolio's portfolio, the discharge of Acquiring Portfolio liabilities, or the redemption of Acquiring Portfolio Shares by shareholders of the Acquiring Portfolio, shall not constitute a material adverse change.

          (j) On the Closing Date, all federal and other tax returns and reports of the Acquiring Portfolio required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquiring Portfolio's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.

          (k) For each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Portfolio has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been eligible to (or will be eligible to) and has computed (or will compute) its federal income tax under Section 852 of the Code, has distributed all of its investment company taxable income and net capital gain (as defined in the Code) for periods ending prior to the Closing Date, and has met the diversification and other requirements of
     Section 817(h) of the Code and Treasury Regulation section 1.817-5 thereunder.

          (l) All issued and outstanding shares of the Acquiring Portfolio are, and on the Closing Date will be, legally issued and outstanding, fully paid and non-assessable by the Company and will have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws. The Acquiring Portfolio does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Portfolio Shares, nor is there outstanding any security convertible into any Acquiring Portfolio Shares.

          (m) The execution, delivery and performance of this Agreement will have been fully authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Directors, on behalf of the Acquiring Portfolio, and this Agreement will constitute a valid and binding obligation of the Acquiring Portfolio, enforceable in accordance with its terms,

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     subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

          (n) The Acquiring Portfolio Shares to be issued and delivered to the Acquired Portfolio, for the account of the Acquired Portfolio Shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be legally issued Acquiring Portfolio Shares, and will be fully paid and non-assessable by the Company.

          (o) The information to be furnished by the Company for use in the registration statements, and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto.

          (p) The Proxy Statement to be included in the Registration Statement (and any amendment or supplement thereto), insofar as it relates to the Acquiring Portfolio and the Acquiring Portfolio Shares, will, from the effective date of the Registration Statement through the date of the meeting of shareholders of the Acquired Portfolio contemplated therein and on the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties of this subparagraph (p) shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Portfolio for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.

     5. COVENANTS OF THE ACQUIRING PORTFOLIO AND THE ACQUIRED PORTFOLIO

     5.1. The Acquiring Portfolio and the Acquired Portfolio each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

     5.2. The Acquired Portfolio will call a meeting of the shareholders of the Acquired Portfolio to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

     5.3. The Acquired Portfolio covenants that the Acquiring Portfolio Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

     5.4. The Acquired Portfolio will assist the Acquiring Portfolio in obtaining such information as the Acquiring Portfolio reasonably requests concerning the beneficial ownership of the Acquired Portfolio shares.

     5.5. Subject to the provisions of this Agreement, the Acquiring Portfolio and the Acquired Portfolio will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     5.6. The Acquired Portfolio will provide the Acquiring Portfolio with information reasonably necessary for the preparation of the Proxy Statement (referred to in paragraph 4.1(p)) to be included in the Registration Statement, in compliance with the 1933 Act, the 1934 Act, and the 1940 Act, in connection with the meeting of the shareholders of the Acquired Portfolio to consider approval of this Agreement and the transactions contemplated herein.

     5.7. As soon as is reasonably practicable after the Closing, the Acquired Portfolio will make a liquidating distribution to its shareholders consisting of the Acquiring Portfolio Shares received at the Closing.

     5.8. The Acquiring Portfolio and the Acquired Portfolio shall each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

     5.9. The Company, on behalf of the Acquired Portfolio, covenants that the Company will, from time to time, as and when reasonably requested by the Acquiring Portfolio, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Acquiring Portfolio may reasonably deem necessary or desirable in order to vest in and confirm (a) the Company's, on behalf of the Acquired Portfolio, title to and possession of the Acquiring Portfolio Shares to be delivered hereunder, and (b) the Company's, on behalf of the Acquiring Portfolio, title to and possession of all the assets and otherwise to carry out the intent and purpose of this Agreement.

     5.10. The Acquiring Portfolio will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

     5.11. The Acquiring Portfolio shall not change its Articles of Incorporation, prospectus or statement of additional information prior to Closing so as to restrict permitted investments for the Acquiring Portfolio prior to the Closing, except as required by the Commission.

     6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED PORTFOLIO

     The obligations of the Company, on behalf of the Acquired Portfolio, to consummate the transactions provided for herein shall be subject, at the Company's election, to the performance by the Company, on behalf of the Acquiring Portfolio, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

     6.1. All representations and warranties of the Company, on behalf of the Acquiring Portfolio, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date; and

     6.2. The Company, on behalf of the Acquiring Portfolio, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Company, on behalf of the Acquiring Portfolio, on or before the Closing Date.

     6.3 The Acquired Portfolio and the Acquiring Portfolio shall have agreed on the number of full and fractional Initial Class and Service Class Acquiring Portfolio Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

     7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING PORTFOLIO

     The obligations of the Company, on behalf of the Acquiring Portfolio, to complete the transactions provided for herein shall be subject, at the Company's election, to the performance by the Company, on behalf of the Acquired Portfolio, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

     7.1. All representations and warranties of the Company, on behalf of the Acquired Portfolio, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

     7.2. The Company, on behalf of the Acquired Portfolio, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Company, on behalf of the Acquired Portfolio, on or before the Closing Date; and

     7.3. The Acquired Portfolio shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to the Valuation Date; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.

     7.4. The Acquired Portfolio shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of their investment company taxable income and all of their net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.

     8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING PORTFOLIO AND THE ACQUIRED PORTFOLIO

     If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Company, on behalf of the Acquired Portfolio, or the Company, on behalf of the Acquiring Portfolio, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

     8.1. The Agreement and the transactions contemplated herein shall have been approved in accordance with the provisions of the Company's Articles of Incorporation, By-Laws, applicable Maryland law and the 1940 Act.
Notwithstanding anything herein to the contrary, neither the Acquired Portfolio nor the Acquiring Portfolio may waive the conditions set forth in this paragraph 8.1;

     8.2. On the Closing Date, no action, suit or other proceeding shall be pending or, to its knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

     8.3. All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Portfolio or the Acquired Portfolio, provided that either party hereto may for itself waive any of such conditions;

     8.4. The Acquired Portfolio and the Acquiring Portfolio shall have agreed on the number of full and fractional Acquiring Portfolio Shares of each class to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1; and

     8.5. The parties shall have received the opinion of Dechert LLP addressed to the Company substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Agreement shall constitute a tax-free reorganization for Federal income tax purposes. The delivery of such opinion is conditioned upon receipt by Dechert LLP of representations it shall request of the Company. Notwithstanding anything herein to the contrary, neither the Acquired Portfolio nor the Acquiring Portfolio may waive the condition set forth in this paragraph 8.5.

     9. BROKERAGE FEES AND EXPENSES

     9.1. The Acquired Portfolio and the Acquiring Portfolio represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     9.2. Fifty percent of the expenses relating to the Reorganization will be borne by NYLIM and the remaining 50% of the expenses will be allocated between the Acquired Portfolio and the Acquiring Portfolio in proportion to their relative net asset values. In addition, the Portfolios may incur brokerage fees and expenses incurred in connection with the Reorganization. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, preparation of the Registration Statement, printing and distributing the Proxy Statement, legal fees, accounting fees, securities registration fees, and expenses of holding shareholders' meetings. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Section 851 of the Code.

     10. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

     10.1. The Acquired Portfolio and the Acquiring Portfolio agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

     10.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing.

     11. TERMINATION

     This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Board of Directors, on behalf of either the Acquired Portfolio or the Acquiring Portfolio, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Board, make proceeding with this Agreement inadvisable.

     12. AMENDMENTS

     This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Company, on behalf of either the Acquired Portfolio or the Acquiring Portfolio; provided, however, that following the meeting of the shareholders of the Acquired Portfolio called by the Corporation, pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Initial and Service Class Acquiring Portfolio Shares to be issued to the Initial and Service Class Acquired Portfolio Shareholders, respectively, under this Agreement to the detriment of such shareholders without their further approval.

     13. NOTICES

     Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed to the Corporation at 169 Lackawanna Avenue, Parsippany, N.J. 07054, Attn: Marguerite E.H. Morrison, in each case with a copy to Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, Attn: Sander M. Bieber.

     14. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

     14.1. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     14.3. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

     14.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     Except as expressly provided otherwise in this Plan, NYLIM, the Acquired Portfolio and the Acquiring Portfolio will pay or cause to be paid all out-of-pocket fees and expenses incurred in connection with the transactions contemplated under this Plan, including, but not limited to, accountants' fees, legal fees, registration fees, printing expenses, transfer taxes (if any), and the fees of banks and transfer agents, as described in the Proxy Statement dated May 21, 2007.

                                      * * *

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed as of the 17th day of August, 2007.


MAINSTAY VP SERIES FUND, INC.,          MAINSTAY VP SERIES FUND, INC.,
ON BEHALF OF ITS SERIES                 ON BEHALF OF ITS SERIES

MainStay VP Income & Growth Portfolio   MainStay VP ICAP Select Equity Portfolio


By: /s/ Stephen P. Fisher               By: /s/ Jack Benintende
    -------------------------------         ---------------------------------
    Stephen P. Fisher                       Jack Benintende
    President                               Treasurer and Principal Financial
                                            and Accounting Officer

New York Life Investment Management LLC agrees to the provisions set forth in the last paragraph of this Plan.


NEW YORK LIFE INVESTMENT MANAGEMENT
LLC


By: /s/ Brian A. Murdock
    -------------------------------
    Brian A. Murdock
    President and Chief Executive
    Officer